UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current report

Pursuant to section 13 or 15(d) of the

Securities exchange act of 1934

Date of report (Date of earliest event reported): October 9, 2012

WEINGARTEN REALTY INVESTORS

(Exact name of Registrant as specified in its Charter)

Texas	1-9876	74-1464203
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

2600 Citadel Plaza Drive, Suite 125, Houston, Texas 77008

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 866-6000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03. Creation Of A Direct Financial Obligation Or An Obligation Under An Off-Balance Sheet Arrangement Of A Registrant.

On October 9, 2012, Weingarten Realty Investors (the “Company”) closed an underwritten public offering of $300 million aggregate principal amount of its new series of 3.375% senior notes due 2022. The offering was made pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission on October 7, 2011. The notes are governed by the terms of an Indenture dated as of May 1, 1995, as amended by a First Supplemental Indenture dated as of August 2, 2006, and a Second Supplemental Indenture dated as of October 9, 2012, filed as Exhibit 4.1 hereto (collectively, the “Indenture”), by and between the Company and The Bank of New York Mellon Trust Company, N.A. (successor in interest to J.P. Morgan Trust Company, National Association), as trustee.

The notes will mature on October 15, 2022. The notes are subject to redemption at the Company’s option at any time in whole or in part, at any time or from time to time, prior to maturity. The redemption price for notes that are redeemed before July 15, 2022 will be equal to the greater of: (i) 100% of the principal amount of the notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed discounted to such redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points; plus, in either case, accrued and unpaid interest on the principal amount of the notes to be redeemed to, but excluding, the redemption date. If the notes are redeemed on or after July 15, 2022, the Company may redeem the notes at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest on the principal amount being redeemed to, but excluding, the redemption date.

The estimated net proceeds to the Company were approximately $296.4 million after deducting the underwriting discount and other estimated expenses of the offering payable by the Company. The Company intends to use the net proceeds to repay amounts under its $500 million unsecured revolving credit facility, to retire some or all of its 3.95% convertible senior unsecured notes and for general business purposes. The borrowings under the credit facility were used for general business purposes, including for working capital, repayment of maturing debt, and for the acquisition, development and redevelopment of shopping centers.

In connection with the offering of the notes, the Company entered into an underwriting agreement dated October 1, 2012 with Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as representatives of the several underwriters, which is filed as Exhibit 1.1 hereto.

The description in this Current Report of the notes is not intended to be a complete description, and the description is qualified in its entirety by the full text of the form of note which is attached as an exhibit to this Current Report.

ITEM 8.01. Other Events.

On October 2, 2012, the Company issued a press release announcing the pricing of the Company’s offering of $300 million aggregate principal amount of 3.375% senior notes due 2022. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

ITEM 9.01. Financial Statements And Exhibits.

(d)	Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated October 1, 2012, among Weingarten Realty Investors and Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as representatives of the several underwriters.

4.1	Second Supplemental Indenture, dated as of October 9, 2012, between Weingarten Realty Investors and The Bank of New York Trust Company, National Association (successor to J.P. Morgan Trust Company, National Association).

4.2	Form of 3.375% Senior Note due 2022.

99.1	Weingarten Realty Investors press release dated October 2, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 9, 2012

WEINGARTEN REALTY INVESTORS

By:	/s/ Joe D. Shafer
Joe D. Shafer
Senior Vice President/
Chief Accounting Officer